Exhibit 3.180

FILED
OCT 2 1986
JANE BURGIO
Secretary of State
CERTIFICATE OF INCORPORATION
OF
AUTOMATED MODULAR SYSTEMS, INC.

To:	The Secretary of State State of New Jersey
          The undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation.
          (1) The name of the corporation is AUTOMATED MODULAR SYSTEMS, INC.
          (2) The purpose or purposes for which the corporation is organized are: To do any lawful act or thing for which corporations may be organized pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.
          (3) The aggregate number of shares which the corporation shall have the authority to issue is 2500 shares each of which shall have no par value.
          (4) The address of the corporation’s initial registered office is Morrison, Strydesky & Company, 123 North Union Avenue, Suite 304, Cranford, New Jersey 07016.

The name of the corporation’s initial registered agent at such address is John Strydesky.
          (5) The number of directors constituting the initial board of directors shall be two and the names and address are as follows:

NAME	ADDRESS

Frank Capone	Morrison, Strydesky & Company
123 North Union Avenue, Suite 304
Cranford, New Jersey 07016

James C. Maddaluna, Jr.	Morrison, Strydesky & Company
123 North Union Avene, Suite 304
Cranford, New Jersey 07016
          (6) The name and address of the Incorporator is as follows:

NAME	ADDRESS

Beth E. Doyle	840 Bear Tavern Road
West Trenton, New Jersey 08628
          IN WITNESS WHEREOF, the undersigned of the above named corporation, has hereunto signed this Certificate of Incorporation this second day of September, 1986.

/s/ Beth E. Doyle
Beth E. Doyle
Incorporator

FILED
OCT 6 1986
JANE BURGIO
Secretary of State
CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
AUTOMATED MODULAR SYSTEMS, INC.

To:	The Secretary of State State of New Jersey
          The undersigned, being the sole incorporator of the corporation does hereby execute the following Certificate of Amendment, pursuant to the provision of Section 14A:19-2 (1) and Section 14:9-4(1), Corporations, General of the New Jersey Statutes.
          (1) The name of the corporation is AUTOMATED MODULAR SYSTEMS, INC.
          (2) Article (5) of the Certificate of Incorporation is hereby amended to read as follows:
          (5) The number of directors constituting the initial board of directors shall be two and the names and addresses are as follows:

NAME	ADDRESS

Susan Maddaluna	1001 Clinton Street
Linden, NJ 07036

James C. Maddaluna, Sr.	1001 Clinton Street
Linden, NJ 07036

          IN WITNESS WHEREOF, the undersigned has hereunto consented and signed this Certificate of Amendment before the organization meeting of the directors this sixth day of October, 1986.

/s/ Beth E. Doyle
Beth E. Doyle
Incorporator